UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date earliest event reported): July 31, 2025

HILLEVAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41365	85-0545060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Harrison Avenue Boston, Massachusetts	02118
(Address of principal executive offices)	(Zip Code)

(617) 213-5054

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HLVX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 4, 2025, HilleVax, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with XOMA Royalty Corporation, a Nevada corporation (“Parent”), and XRA 4 Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub” and together with Parent, the “Buyer Entities”). The Merger Agreement provides for, among other things: (i) the acquisition of all of the Company’s outstanding shares of common stock, par value $0.0001 per share (“Company Common Stock”), by Parent through a cash tender offer (the “Offer”) by the Buyer Entities, for a price per share of the Company Common Stock of (A) $1.95 (the “Cash Amount”), plus (B) one contingent value right (“CVR”), which represents the right to receive contingent cash payments following the closing as further described below (such CVR and the Cash Amount, collectively being the “Offer Price”); and (ii) the merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the Merger.

The Company’s Board of Directors (the “Company Board”) has unanimously (i) determined that the Offer, the Merger and the other transactions contemplated by the Merger Agreement and the CVR Agreement (as defined below) (collectively, the “Transactions”) are fair to and in the best interests of the Company and its stockholders, (ii) approved and declared advisable the Merger and the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the Transactions, (iii) resolved that the Merger Agreement and the Merger shall be governed by and effected under Section 251(h) of the Delaware General Corporation Law (the “DGCL”) and that the Merger shall be consummated as soon as practicable following the Offer Closing Time (as defined in the Merger Agreement), and (iv) subject to the conditions set forth in the Merger Agreement, recommended that the Company’s stockholders accept the Offer and tender their shares of Company Common Stock pursuant to the Offer.

Under the Merger Agreement, the Buyer Entities are required to commence the Offer as promptly as practicable, and in any event no later than 10 business days after the date of the Merger Agreement. The Offer, once commenced, will initially expire at one minute after 11:59 p.m., Eastern time, on the twentieth business day after the Offer is first commenced, subject to certain possible extensions on the terms set forth in the Merger Agreement.

The Buyer Entities’ obligation to accept shares of Company Common Stock tendered in the Offer is subject to conditions, including: (i) that the number of shares of Company Common Stock validly tendered (and not properly withdrawn) immediately prior to the expiration of the Offer equals at least one share more than 50% of all shares of Company Common Stock then issued and outstanding as of the expiration of the Offer; (ii) the absence of any legal restraint in effect preventing or prohibiting the consummation of the Offer, the Merger or any of the other transactions contemplated by the Merger Agreement or the CVR Agreement; (iii) the accuracy of the representations and warranties made by the Company in the Merger Agreement, subject to specified materiality qualifications; (iv) compliance by the Company with its obligations under the Merger Agreement in all material respects; and (v) the closing net cash of the Company as finally determined pursuant to the Merger Agreement shall be no less than $102.95 million (the “Minimum Cash Condition”). The obligations of the Buyer Entities to consummate the Offer and the Merger under the Merger Agreement are not subject to a financing condition.

As soon as practicable following the completion of the Offer, upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent, pursuant to the procedure provided for under Section 251(h) of the DGCL, without any additional Company stockholder approvals.

Pursuant to the terms of the Merger Agreement, as of immediately prior to the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders of Company Common Stock, (i) each outstanding share of Company Common Stock, other than any shares of Company Common Stock owned by the Company immediately prior to the Effective Time, owned by Parent, Merger Sub or any other subsidiary of Parent at the time of commencement of the Offer and is still owned by such entity immediately prior to the Effective Time, or by any stockholders of the Company who are entitled to and who properly exercise appraisal rights under Delaware law, will be converted into the right to receive the Offer Price without interest; (ii) the vesting for each option to purchase shares of Company Common Stock (“Company Options,” and each a “Company Option”) shall be accelerated and (A) each Company Option that has a per share exercise price that is less than the Cash Amount (each, an “In-the-Money Option”) that is then outstanding will be cancelled and, in exchange therefore, the holder of such cancelled In-the-Money Option will be entitled to receive, (1) an amount in cash, without interest, less any applicable tax withholding, equal to the product obtained by multiplying (x) the excess of the Cash Amount over the exercise price per share of Company Common Stock underlying such In-the-Money Option by (y) the number of shares of Company Common Stock underlying such In-the-Money Option as of immediately prior to the Effective Time and (2) one CVR for each share of Company Common Stock underlying such In-the-Money Option and (B) each Company Option that has an exercise price per share that is equal to or greater than the Cash Amount (each, an “Out-of-the-Money Option”) that is then outstanding will be cancelled and the holder of such cancelled Out-of-the-Money Option will have no further rights with respect thereto; and (iii) the vesting for each restricted stock unit award of the Company (“Company Restricted Stock Unit Awards,” and each a “Company Restricted Stock Unit Award”) will be accelerated and each Company Restricted Stock Unit Award that is then outstanding will be cancelled and, in exchange therefore, the holder of such cancelled Company Restricted Stock Unit Award will be entitled to receive (A) an amount in cash without interest, less any applicable tax withholding, equal to the Cash Amount multiplied by the number of shares of Company Common Stock underlying such Company Restricted Stock Unit Award and (B) one CVR for each share of Company Common Stock underlying such Company Restricted Stock Unit Award.

The Merger Agreement contains representations and warranties from both the Company, on the one hand, and Parent and Merger Sub, on the other hand, customary for a transaction of this nature. The Merger Agreement also contains customary covenants and agreements, including with respect to the operations of the business of the Company between the date of the Merger Agreement and the closing of the Merger.

The Merger Agreement contains customary termination rights for both Parent and Merger Sub, on the one hand, and the Company, on the other hand, including, among others, for failure to consummate the Offer on or before 11:59 p.m., Eastern Time on February 4, 2026. If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, including in connection with the Company’s entry into an agreement with respect to a superior proposal, the Company will be required to pay Parent a termination fee of $2.475 million. If Parent terminates the Merger Agreement due to a failure to satisfy the Minimum Cash Condition, the Company will be required to pay to Parent an expense reimbursement fee up to a maximum amount of $990,000.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Report”) and is incorporated herein by reference.

The Merger Agreement and the foregoing description thereof have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and are also qualified in important part by a confidential disclosure schedule delivered by the Company to Parent in connection with the Merger Agreement. Investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Contingent Value Rights Agreement

At or prior to completion of the Offer, Parent and Merger Sub will execute and deliver a Contingent Value Rights Agreement (the “CVR Agreement”) with a duly qualified rights agent and a representative, agent and attorney in-fact of the holders of CVRs. Each CVR will represent a contractual right to receive contingent cash payments following the closing of the Merger with respect to: (i) 90% of any net proceeds received by Parent within five years following regulatory approval from any sale, transfer, license or other disposition of any and all remaining norovirus vaccine programs of the Company if such disposition or a financing of such program occurs within two years following the closing of the Merger, (ii) between 90% and 100% of certain savings realized by Parent following the closing of the Merger on the obligations under that certain Lease, dated March 14, 2022, between the Company and B9 LS Harrison & Washington LLC (“Landlord”) regarding the premises on the fifth floor of the building known as 321 Harrison Avenue, Boston, Massachusetts (the “Harrison Lease”), including the net proceeds received from any sublease of the premises (which will also include the Sublease (as defined below)), and (iii) the excess or shortfall, if any, of the final net cash as calculated 90 days following the closing of the Merger pursuant to the CVR Agreement over or under $102.95 million.

The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement. The CVRs will not be evidenced by a certificate or any other instrument and will not be registered with the United States Securities and Exchange Commission (the “SEC”). The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Parent, any constituent corporation party to the Merger or any of their respective affiliates. No interest will accrue on any amounts payable on the CVRs to any holders.

The form of the CVR Agreement is included herein as Exhibit C to Exhibit 2.1 attached to this Report and is incorporated herein by reference. The foregoing description of the CVR Agreement is qualified in its entirety by reference to the full text thereof.

Support Agreements

In connection with the execution of the Merger Agreement, Parent and Merger Sub entered into tender and support agreements (the “Support Agreements”) with certain of the Company’s officers and directors who hold Company Common Stock and certain of the Company’s stockholders. The Support Agreements provide that, among other things, those parties shall irrevocably tender the shares of Company Common Stock held by them in the Offer, upon the terms and subject to the conditions of such agreements. The shares of Company Common Stock subject to the Support Agreements comprise approximately 22.9% of the outstanding shares of Company Common Stock. The Support Agreements will terminate upon certain circumstances, including upon termination of the Merger Agreement or if the Company Board votes to approve a superior proposal.

The form of the Tender and Support Agreement is included herein as Exhibit D to Exhibit 2.1 attached to this Report and is incorporated herein by reference. The foregoing description of the Support Agreements is qualified in its entirety by reference to the full text thereof.

Harrison Sublease

On July 31, 2025, the Company entered into a Sublease Agreement with Stellaromics, Inc. (“Subtenant”) with respect to a portion of the Harrison Lease (the “Sublease), to commence on the later to occur of (i) the date consent from Landlord is obtained and delivered to Subtenant, (ii) November 1, 2025 and (iii) two weeks after the date the Company, as sublandlord, delivers possession of the subleased premises to Subtenant in the requisite condition. The term of the Sublease is expected to extend for three years and two months following commencement, subject to any earlier termination of the Harrison Lease or the Sublease or exercise of a 24-month extension option by Subtenant.

The Sublease is included herein as Exhibit 10.1 attached to this Report, and is incorporated herein by reference. The foregoing description of the Sublease is qualified in its entirety by reference to the full text thereof.

Item 1.02	Termination of a Material Definitive Agreement

On August 1, 2025, in connection with and substantially concurrently with the signing of the Merger Agreement, the Company delivered a written notice to Takeda Vaccines, Inc. (“Takeda”) that the Company was terminating that certain License Agreement, dated as of July 2, 2021, by and between the Company and Takeda (such termination, the “Termination”), pursuant to which Takeda had granted the Company, among other things, an exclusive license of certain intellectual property to develop and commercialize HIL-214 (formerly TAK-214) worldwide (excluding Japan) in exchange for upfront consideration as well as future cash milestones and royalties on net sales. The Termination will be effective six months after delivery of the notice by the Company, unless the Company and Takeda agree to an earlier termination date. No material early termination penalties will be incurred by the Company in connection with such termination.

Item 7.01	Regulation FD Disclosure.

On August 4, 2025, the Company issued a press release announcing the signing of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Important Additional Information and Where to Find It

The tender offer described in this Report has not yet commenced. This communication is not an offer to buy nor a solicitation of an offer to sell any securities of HilleVax, Inc. (“HilleVax”). The solicitation and the offer to buy shares of HilleVax common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that XOMA Royalty Corporation, and its acquisition subsidiary, XRA 4 Corp., to file with the Securities and Exchange Commission (“SEC”). In addition, HilleVax will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Once filed, investors will be able to obtain a free copy of these materials and other documents filed by XOMA Royalty Corporation, XRA 4 Corp. and HilleVax with the SEC at the website maintained by the SEC at www.sec.gov. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by HilleVax on HilleVax’s website at https://ir.hillevax.com/. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/RECOMMENDATION STATEMENT OF HILLEVAX AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO THE TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.

Cautionary Note Regarding Forward-Looking Statements

The Statements included above that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements. The forward-looking statements are based on current beliefs and expectations and include, but are not limited to statements regarding the planned completion of the transactions contemplated by the Agreement and Plan of Merger, dated as of August 4, 2025 (the “Merger Agreement”), by and among HilleVax, XOMA Royalty Corporation and XRA 4 Corp. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing and completion of the tender offer and the merger; uncertainties as to the percentage of HilleVax stockholders tendering their shares in the tender offer; the possibility that competing offers will be made; the possibility that various closing conditions for the tender offer or the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); risks that the milestones related to the contingent value right are not achieved; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; risks related to diverting management’s attention from HilleVax’s ongoing business operations; the risk that stockholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, indemnification and liability; and risks and uncertainties pertaining to HilleVax’s business, including the risks and uncertainties detailed in HilleVax’s public periodic filings with the SEC, as well as the tender offer materials to be filed by XOMA Royalty Corporation and XRA 4 Corp. and the Solicitation/Recommendation Statement to be filed by HilleVax in connection with the tender offer.

The forward-looking statements contained in Current Report on Form 8-K are made as of the date hereof, and the Company undertakes no obligation to update any forward-looking statements, whether as a result of future events, new information or otherwise, except as expressly required by law. All forward-looking statements in this document are qualified in their entirety by this cautionary statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

No.	Description of Exhibit

2.1+	Agreement and Plan of Merger, dated August 4, 2025, by and among XOMA Royalty Corporation, XRA 4 Corp. and the Company

10.1+	Sublease Agreement, dated July 31, 2025, by and between the Company and Stellaromics, Inc.

99.1	Press Release of the Company, dated August 4, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+

Certain exhibits, schedules and annexes have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and annexes upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annexes or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLEVAX, INC.

Date: August 4, 2025	By:	/s/ Paul S. Bavier
Paul S. Bavier
General Counsel and Chief Administrative Officer